UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 21, 2006


                              DHB INDUSTRIES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


        Delaware                    001-13112                   11-3129361
________________________     ________________________     ______________________
(State of Incorporation)     (Commission File Number)     (IRS Employer
                                                          Identification Number)


2102 SW 2nd Street, Pompano Beach, Florida                              33069
__________________________________________                            __________
 (Address of principal executive office)                              (Zip Code)


                                 (954) 630-0900
              ____________________________________________________
              (Registrant's telephone number, including area code)


                           400 Post Avenue, Suite 303
                            Westbury, New York 11590
                 ______________________________________________
                 (Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

     (c) On June 21, 2006, DHB Industries, Inc. (the "Company") appointed, effective as of July 7, 2006, Lawrence E. Young as Chief Financial Officer, and appointed Ryan J. Esko as Senior Vice President and Corporate Treasurer and Mark
E. Thorson as Senior Vice President and Corporate Controller of the Company. The services of each of these individuals are being provided pursuant to an engagement letter dated June 21, 2006, between the Company and AlixPartners, LLC ("AlixPartners"), a leading corporate turnaround and restructuring firm.

     Mr. Young, 43, is a managing director of AlixPartners. During the last five years while employed at AlixPartners, among other engagements, Mr. Young has served as Chief Financial Officer and Chief Restructuring Officer of Sunterra Corporation and, over a three-year period, as Chief Executive Officer, Chief Financial Officer, and Chief Restructuring Officer of AT&T Latin America. In those roles, among other representations, he directly led the restructuring of the operations, SEC reporting and financial restatement, cash management and debt restructuring. Mr. Young holds a Masters of Business Administration in finance and accounting form the Wharton School of Business, University of Pennsylvania, is a Certified Reorganization Accountant and holds the CIRA designation.

     Mr. Esko, 31, is a director of AlixPartners. During the last five years while employed by AlixPartners, among other engagements, Mr. Esko has served as Corporate Treasurer of Foster Wheeler during its turnaround and restructuring period and had a role as Executive Vice President of Finance for an $800 million company. Additionally, Mr. Esko had vice president responsibilities with Refco Inc. in the areas of human resources and real estate, responsibility for leading the treasury and financial planning departments at Quality Stores, and operational restructuring responsibility at RCN Corporation. Mr. Esko holds a Bachelors in Corporate Finance from the University of Illinois and has completed certain executive education programs at the Kellogg School of Management.

     Mr. Thorson, 42, is a director of AlixPartners. Mr. Thorson has been employed at AlixPartners for the last five years. Prior to joining AlixPartners, Mr. Thorson served as a Vice President in the consumer products division of Zenith Electronics and as a Controller of one of its divisions. Mr. Thorson was also a Controller at a division of a $4 billion manufacturing company and has led numerous accounting improvement projects. Mr Thorson holds a Bachelors in Accounting from the University of Wisconsin, is a Certified Public Accountant and was previously an auditor with a major accounting firm.

     Pursuant to the engagement letter, AlixPartners will provide the Company with interim management, financial advisory and consulting services, including the services of Messrs. Young, Esko and Thorson. The engagement letter provides that AlixPartners is an independent contractor, and neither AlixPartners nor Messrs. Young, Esko or Thorson will receive a salary or related employee benefits from the Company. The Company will compensate AlixPartners at hourly rates of $260-750, depending on the particular persons performing services, plus reasonable out-of-pocket expenses. Upon completion of the engagement, the Company will also pay AlixPartners a success fee to be agreed to by the parties. The Company has paid AlixPartners a retainer of $400,000 to be applied against the fees and expenses incurred by AlixPartners during the course of its engagement.

     A copy of the press release announcing the appointments by the Company is attached hereto as Exhibit 99.1.


ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits

         99.1     Press Release, dated June 27, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     DHB INDUSTRIES, INC.



                                                     By: /s/ LARRY ELLIS
                                                         ___________________
                                                            Larry Ellis, CAO

Dated:  June 27, 2006

                                  EXHIBIT INDEX


99.1     Press Release, dated June 27, 2006.